EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-104572) pertaining to the Washington Gas Light Company Capital Appreciation Plan of Washington Gas Light Company of our report dated July 10, 2012, with respect to the financial statements and supplemental schedule of the Washington Gas Light Company Capital Appreciation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

Washington, D.C.

July 10, 2012